EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350

In connection with the Annual Report of MobileSmith, Inc. (the “Company”) on Form 10-K for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gleb Mikhailov, Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, to the best of his knowledge, that:

(1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Gleb Mikhailov
Gleb Mikhailov
Chief Financial Officer
(Principal Financial and Accounting Officer)
March 24, 2020